Exhibit 10.1

NOTICE OF EXTENSION OF TERM OF EMPLOYMENT AGREEMENT

To:	Ronald W. Bachli
From:	Board of Directors, Placer Sierra Bancshares
Date:	October 28, 2005

This is to notify you that Placer Sierra Bancshares (the “Company”) hereby notifies you that the Company has exercised its right to extend the term of your employment through December 31, 2008, pursuant to paragraph 1 of the Employment Agreement between you and Company, dated January 1, 2003.

“COMPANY” PLACER SIERRA BANCSHARES

By:	/s/ Robert J. Kushner
Robert J. Kushner
Chairman of the Compensation Committee of the Board of Directors